EXCLUSIVE LICENSE AGREEMENT

         THIS AGREEMENT, made as of the 1st day of April, 1999 by and between:

               VICTOR M. HERMELIN, a United States citizen; having a residence at 1722 Baxter Forest Valley Court, Chesterfield. Missouri, 63005 ("LICENSOR");

               and

               K.V. PHARMACEUTICAL COMPANY, a Delaware corporation, United States of America whose principal place of business is 2503 South Hanley Road, St- Louis, Missouri 63144 ("LICENSEE").

         WITNESSTH that:

         WHEREAS, LICENSOR is the sole owner of Licensed Patent Rights (hereinafter defined) and has developed and is the sole owner of Technical Information (hereinafter defined), all of which cover and relate to Licensed Products (hereinafter defined); and

          WHEREAS, LICENSEE wishes to obtain exclusive licenses (exclusive even as to the LICENSOR) in and to the Licensed Patent Rights and the Technical Information throughout the world, and LICENSOR is willing to grant such licenses to LICENSEE, all subject to the terms and conditions of this Agreement;

          THEREFORE, in consideration of the foregoing premises, which are hereby made a part of the terms and conditions of this Agreement, and the mutual covenants recited hereinafter, it is agreed as follows:

ARTICLE 1:  DEFINITIONS

         As used throughout this Agreement, each of the following terms shall have the meaning set forth in this Article I

         1.01 "Effective Date" means the date first written above.

         1.02. "Licensed Patent Rights" means the patents and applications for patent, and any patents issuing on such applications, which LICENSOR has filed or hereafter files in any country of the world and patents issuing thereon which relate to Licensed Products and the method of use or manufacture of Licensed Products, including (but not limited to) the patents and patent applications listed in Appendix A, and any continuations or reissues thereof, including any prior continuation-in-part or divisional patent application thereof, and any patent granted upon any of such patent applications and all foreign counterparts and extensions thereof.

         1.03. "Licensed Products" means products incorporating uneven dosing technology developed by LICENSOR which fall within the scope of any one or more valid and enforceable Licensed Patent Rights.

         1.04. "Technical Information" means all LICENSOR know-how, data, including raw data and other information or improvements, in existence on the date hereof which is pertinent to the Licensed Patent Rights and the development,  testing,  registration,  manufacture,  use  or  sale  of  Licensed
Products.

         1.05. "Territory" means the United States of America and every country in the world or such lesser number of countries as am designated in writing at the sole election of LICENSEE.

ARTICLE 2:  GRANT OF LICENSE

         2.01. Licensed Patent Mitts: LICENSOR hereby grants and agrees to grant to LICENSEE an exclusive license (exclusive even as to LICENSOR), with the right to grant sub-licenses, under the Licensed Patent Rights.

         2.02. Technical Information: LICENSOR hereby grants and agrees to grant to LICENSEE an exclusive license (exclusive even as to LICENSOR), with the right to grant sub-licenses, to use the Technical Information to make, have made, use. sell and/or distribute Licensed Products throughout the Territory.

ARTICLE 3:  ROYALTIES

         3.01.  Ongoing  Royalty:  Subject to the terms and  conditions  of this
Article 3, LICENSEE shall pay or cause to the paid to LICENSOR during the term of this Agreement royalties equal to: (a) 10% of all royalties and/or milestone payments actually paid to LICENSEE by any unaffiliated sub-licensee of the Licensed Patent Rights; and (b) 2% of all net sales (after all discounts, rebates, chargebacks, returns, credits and allowances) of Licensed products by Licensee and its affiliates.

         3.02. Invalidity of Patent: Should any patent licensed hereunder be declared invalid or limited in scope or rendered unenforceable by a decision of a court or other tribunal of competent jurisdiction in the country in which the patent was granted which is binding on all persons in all parts of said country and from which no appeal is or can be taken, then the construction placed upon said patent by said court or other tribunal shall be followed by the parties hereto from and after the date of entry of said decision and royalties shall thereafter be payable to LICENSOR in accordance with such construction for the country in which the decision was rendered.

ARTICLE 4:  RECORDS AND PAYMENTS

         4.01. Quarterly Reports and Payments: Not later than sixty (60) days after the first calendar quarter with respect to which royalties are first payable to LICENSOR by LICENSEE under Section 3.01 and sixty (60) days after the end of any subsequent calendar quarter during the term of this Agreement, LICENSEE shall deliver or cause to be delivered to LICENSOR a written report showing all royalties and milestone payments received by LICENSEE and all sales of Licensed Products by LICENSEE during the preceding quarterly period and the amount payable as royalties to LICENSOR thereon under Section 3.01. Concurrently with the submission of each such written report, LICENSEE shall pay or cause to be paid to LICENSOR the amount of royalties shown to be due thereon under this Agreement at the address of LICENSOR first set forth above or such other address as shall be specified to LICENSEE in writing by LICENSOR.

         4.02. Currency of Payment: Unless otherwise agreed to by the parties hereto, royalties shall be remitted in the currency of the United States. Such royalties shall be first determined in the currency of the country in which they are earned and then converted to its equivalent in the currency of the United States.

         4.03. Taxes Withhold: Any income or other tax that LICENSEE is legally required to withhold and pay on behalf of LICENSOR with respect to the royalties payable to LICENSOR under this Agreement shall be deducted from said royalties prior to remittance to LICENSOR.

         4.04. Records: LICENSEE shall keep or cause to be kept accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

ARTICLE 5:  PATENT PROSECUTION AND MAINTENANCE

         5.01. Prosecution: LICENSEE agrees that it will file and prosecute, at its own expense, any applications, reissue applications, divisionals, contributions and continuations-in-part as are determined by LICENSEE, in its sole and absolute discretion, to be necessary or desirable for patent protection with respect to the Licensed Patent Rights in the United States and in such foreign countries as LICENSEE determines, in its sole and absolute discretion, to be necessary or desirable. LICENSOR shall have the right to file and prosecute, at his own expense, any applications, reissue applications, divisionals, continuations and continuations-in-part with respect to the Licensed Patent Rights as are determined by LICENSOR to be necessary or desirable but which are not filed or prosecuted by LICENSEE.

         5.02. Expenses: LICENSEE shall pay the governmental fees and charges necessary to maintain in force all issued patents within the Licensed Patent Rights as are filed or prosecuted by LICENSEE. LICENSOR shall pay the governmental fees and charges applicable to file and prosecute such patent rights by LICENSOR.

ARTICLE 6:  CONFIDENTIALITY

         6.01. Obligation of Confidentiality: All Technical Information of LICENSOR disclosed to LICENSEE shall be held in confidence and not disclosed by LICENSEE to any third party, except that LICENSEE may disclose such information to its officers and employees, sub-licensees, advisors, governmental authorities, and consultants who are under a similar obligation of secrecy in furtherance of the purposes of this Agreement and otherwise as may be determined by LICENSEE, in its sole and absolute judgment to be necessary or desirable to achieve the purposes contemplated by this Agreement; provided, however, that the foregoing obligation of confidentiality assumed by LICENSEE hereunder shall not apply to: any of the Technical Information that: (i) was known by LICENSEE prior to its disclosure by LICENSOR; (ii) is or becomes available to the public through no breach of this Agreement by LICENSEE; or (iii) is received by LICENSEE or its sub-licensees in good faith from a third party who has a right to disclose the same.

         6.02  Term  of  Obligation  of  Confidentiality:   The  obligations  of
confidentiality in this Article 6 shall remain in effect during the term of this Agreement.

ARTICLE 7:  INFRINGEMENT

         7.01. Infringement Actions: LICENSEE and LICENSOR shall each promptly notify the other of any infringement of the Licensed Patent Rights or unauthorized use of the Technical Information which may come to its or his attention LICENSEE may undertake such efforts as are determined by LICENSEE to be appropriate to obtain a discontinuance of the aforesaid infringement or unauthorized use. If LICENSEE does not undertake to obtain a discontinuance of the or unauthorized use or is not successful in its efforts to do so, LICENSOR may at his option bring suit against such infringer or unauthorized user. With respect to any legal action that may be taken in accordance with this Article 7, it is understood and agreed that the party to this Agreement that takes such action shall bear solely all costs and expenses associated therewith.

         7.02. Infringement of Third Party Patent; Alleged Invalidity: Each party hereto shall notify the other promptly in the event of the receipt of notice of any action, suit or claim alleging infringement by any Licensed Product of any patent held by a third party or claiming the invalidity of any Licensed Patent Right. LICENSEE may elect to control any legal action or claim so instituted.

         If, as a result of any judgment or settlement, it is determined that a claim or claims by a third party dominate the manufacture, use or sale of the Licensed Product and LICENSEE or its sub-licensees is required to make any payments to any third party as a result thereof, LICENSEE may offset all such payments against any present and/or future payment obligations it may have to LICENSOR.

ARTICLE 8:  TERMINATION

          8.01 Term: This Agreement is effective as of the Effective Date and shall unless terminated earlier by one of the parties in accordance with its terms, expire as to each country in the Territory 25 years from the Effective Date.

          8.02 Right to Terminate for Breach: This Agreement may be terminated by either party to this Agreement if the other party commits a material breach of any of the terms or conditions hereof and does not remedy such breach within ninety (90) days after receipt of a written demand therefor.

         8.03. Right to Royalties: The termination of this Agreement for any reason shall not prejudice LICENSOR's rights to royalties due it hereunder and unpaid of the effective date of termination, or to any examination of LICENSEE's records for any period as herein provided.

ARTICLE 9:  GENERAL

         9.01. Assignability: Neither LICENSOR nor LICENSEE shall assign this Agreement or its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however, either party shall be allowed to assign this Agreement and its rights under this Agreement in whole or in part to any of its respective Affiliates and LICENSOR may assign this Agreement to a purchaser of substantially all of the business of LICENSOR to which it relates.

         9.02. Non-Waiver: The waiver by either of the parties to this Agreement of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

         9.03. Governing Law: This Agreement shall be governed by and construed and interpreted under the laws of the State of Delaware.

         9.04. Notices: Notices required or otherwise given hereunder shall be given by hand delivery or by posting registered, certified or Express mail postage prepaid, or by telefax, confirmed by certified mail, postage prepaid, or by next business day delivery service to the third party at its or his address set forth at the beginning of this Agreement or otherwise at the address as to which the party has given such notice thereof to the other. Such notices shall be deemed given upon receipt.

         9.05. Force Majeure: No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, whether or not foreseeable, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the party so affected shall use its reasonable commercial efforts to avoid or remove such causes of nonperformance (but shall not be required to incur any extraordinary expense or commence or continue any legal action) and shall continue performance hereunder whenever such causes are removed.

         9.06. Headings: The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement of any of its terms and conditions.

         9.07. Integration: The terms and provisions contained in this Agreement, including the Appendix, constitute the entire agreement and understanding between the parties to this Agreement with respect to the Licensed Patent Rights and the Licensed Products. Neither party has relied or will rely on any representation or agreement of the other except to the extent set forth herein, and neither party shall be bound by or charged with any oral, written or implied agreements, representations, warranties, understandings, commitments or obligations not specifically set forth herein. This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing in which this Agreement is specifically referenced signed by a duly authorized officer or representative of each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed by it or its respective duly authorized representative as of the day and year first above written.

KV Pharmaceutical Company



By:
    ------------------------------------
    Victor M. Hermelin

                                    Exhibit A


         U.S.  Patent   Application   entitled   "Maximizing   Effectiveness  of
         Substances Used To Improve Health and Well Being, to be filed April 2, 1999, by Victor M. Hermelin.